Exhibit 99.1
Key Energy Services, Inc.
News Release

For Immediate Release: Sunday, August 7, 2011	Contact: Gary Russell 713-651-4434
Key Energy Services Announces Completion of the
Acquisition of Edge Oilfield Services and Summit Oilfield Services
HOUSTON, TX, August 7, 2011 — Key Energy Services, Inc. (NYSE: KEG) completed the previously announced acquisition of Edge Oilfield Services, L.L.C. and Summit Oilfield Services, L.L.C. (collectively “Edge”). Total consideration for the transaction was $307.6 million, consisting of approximately 7.5 million shares of Key common stock and $189.7 million in cash, which includes $26.3 million to reimburse Edge capital expenditures, net of working capital adjustments.
Edge primarily rents frac stack equipment used to support hydraulic fracturing operations and the associated flow back of frac fluids, proppants, drilling and completion fluids, and oil and natural gas. It also provides well testing services, rental equipment such as pumps and power swivels, and oilfield fishing services.
Key’s Chairman, President, and CEO, Dick Alario, stated, “We are excited to complete this transaction and welcome the Edge employees to Key. We expect Edge to increase our exposure to the horizontal well completion markets, and we hope to leverage our broad U.S. infrastructure to facilitate expansion of this high quality business in the coming years. We anticipate Edge’s business will be accretive to Key’s margins and earnings beginning this year, and we will provide additional guidance for Key’s full-year 2011 results including Edge at a later date.”
Edge’s CEO, Darrell Brewer, stated, “We are happy to have reached this milestone in our company’s history and become a part of Key. Our employees and I look forward to continued strong growth as part of the Key family.”
Greenhill & Co. acted as advisor to Key Energy Services, Inc. for this transaction. Tudor, Pickering, Holt & Co. Securities, Inc. acted as advisor to Edge Oilfield Services, L.L.C. and Summit Oilfield Services, L.L.C.
About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East, Russia, and Argentina.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding expected increases in activity and anticipated financial performance. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
1301 McKinney Street, Suite 1800, Houston, TX 77010

Key Energy Services, Inc.
News Release
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks associated with achieving the financial performance anticipated by the Edge acquisition, including without limitation the forecasted EBITDA performance for 2011, risks associated with integration of Edge’s operations into Key’s operations, risks affecting activity levels for Key’s services, including the possibility that the perceived cyclical recovery or future growth opportunities in Key’s industry may not materialize and may not result in activity increases; risks that Key’s customers may not increase, or may even decrease, their activity levels; risks relating to changes in the demand for or the price of oil and natural gas; risks relating to increases in costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

1301 McKinney Street, Suite 1800, Houston, TX 77010